Exhibit 99.1

Knowledge Management for Healthcare Providers NASDAQ: STRM Investor Presentation December 2013

Disclosure Statements TRADEMARKS Product or company names referenced herein may be trademarks or registered trademarks of their respective owners.

Our Knowledge Management solutions aggregate unstructured and fragmented data across the clinical, financial and operational spectrum of the patient experience– delivering intelligently organized, easily accessible insights, enabling better decision-making for better results. Knowledge management solutions provider Intelligent Insight for Improved Decision-Making Integrate with leading EMR, financial and clinical systems High client retention with deeply embedded solutions Installed base of top tier clients presents sizable opportunity TTM Q2 2013 SaaS and maintenance recurring revenue comprised 77.5% of total revenue Highly scalable recurring revenue model Executive team with extensive healthcare information technology experience in both public and private equity or venture backed entities. Proven management team The increasing complexity of provider reimbursement strategies coupled with the demands of EHR implementations and a shift in coding metrics are drivers for growth. Macro market conditions driving growth 95% client retention due to subject matter expertise coupled with innovative, deep and broad solutions that integrate with the existing business process of our clients while delivering meaningful ROI.

Pending Acquisitions Financial and operational analytics Operates under a SaaS based model The Company currently has 35 clients, none of whom are Streamline clients today Consideration is approximately $13.75 million in cash and stock Recently announced letters of intent to purchase two companies to augment existing solutions Target #1 Target #2

Solutions Across the Patient Experience

Referral → Registration → Admission → Patient Care → Discharge → HIM → Coding → CDI → Billing & Collections → Reconciliation → Audit

A1

A2

Enterprise Solutions

- Scheduling
- EMPI
- AccessAnyWare

Process Improvement Solutions

Patient Access	Clinical	HIM	Coding & CDI	Financial
CharityWare	Physician Portal	CompletionWare	eCAC	835DenialWare
ReferWare	ORMS	ReleaseWare	ePhysician Query	ARWare
	PreOpWare	FolderView	eAbstract	AuditWare
			Dual Coding	Cost
			eCDI	Claims Tracking

Analytics

- Population Management
- Clinical
- Performance
- Spend
- OpportunityAnyWare

©2013 Streamline Health, Inc.

5

STREAMLINE HEALTH

Competitive Landscape Traditionally compete on solution price, service level, agility, customizability & Industry specific Traditionally compete on solution appeal Enterprise Solutions Coding Solutions Analytics Solutions

Addressing Critical Healthcare Issues Electronic Medical Records Providers must show “meaningful use” by 2015 HITECH/ARRA is just the beginning of the EMR life cycle Enable access to unstructured data from within the EMR with MU certified EHR module Declining Reimbursements Increasing claim denials, slow pay, and the impact of risk contracts such as ACOs and bundled payments With decreasing profit margins, providers will rely on business analytics to help them protect revenue Accelerate coding, billing, A/R collection and increase visibility of financial KPIs with business analytics ICD-10 Transition ICD-9 to ICD-10 Conversion by October 1, 2014 Over 140,000 new codes in ICD-10 Computer Assisted Coding (CAC) solution addresses ICD-10 conversion issues Streamline Health solutions address critical pain points for providers

Growing Addressable Market Current Market Focus Potential New Markets Compelling Market Fundamentals

Case Studies

Current Client Base Frost and Sullivan report: U.S. Hospital Health Data Analytics Market (2012)

Financial Performance Through Q3 2013 Quarterly Bookings Quarterly Backlog Increasing Recurring Revenue Q3 2013 bookings plus renewals were approximately $10mm Bookings for Q3 2013 were $6.3mm, a 19% increase over Q2 2013 Total revenue for Q3 2013 was approximately $6.7mm Backlog was $55.0mm for Q3 2013, an increase of 6% over Q2 2013 Other Revenue Recurring Revenue $(MM) $(MM) $(MM)

Executive Team Name Title Years of Experience: Previously Streamline Industry Total Robert Watson President & Chief Executive Officer 3 23 32 DocuSys, Concuity, Cerner (NASDAQ: CERN) Nicholas Meeks Senior Vice President & Chief Financial Officer 2 6 9 Emdeon (NYSE: EM), Chamberlin Edmonds Richard Nelli Senior Vice President & Chief Technology Officer 1 22 22 Optum (NYSE: UNH), Caremedic Matthew Seefeld Senior Vice President, Solution Strategy 2 14 16 Interpoint Partners, Deloitte, PwC Michael Schiller Senior Vice President, Sales & Marketing 2 22 22 AllScripts (NASDAQ: MDRX), GE Healthcare (NYSE: GE) Herbert Larsen Senior Vice President, Client Services 1 25 26 Edifecs, Cigna (NYSE: CI), Arthur Andersen

Company Summary A leading provider of SaaS-based enterprise content management, business and clinical analytics, and computer assisted coding (CAC) solutions for healthcare providers. NASDAQ: STRM Exchange/Ticker November 29, 2013: $6.13 (52 Week High - $8.50, Low - $5.02) Share Price (52 Week Range) 17.4 million (inclusive of 3.45M shares per offering closed 11-27-13) Common Shares Outstanding November 29, 2013: $106.7 million Market Cap $5.4 million (July 31, 2013) Cash $13.1 million (July 31, 2013) Bank Debt $28.5 million (July 31, 2013) TTM Revenue $6.6 million (July 31, 2013) TTM Adj. EBITDA 96 Number of Associates